                                                                  Exhibit (p)(1)

                               FORWARD FUNDS, INC.
                                 (the "Company")

                                 CODE OF ETHICS
                               (Rule 17j-1 Policy)
                           Adopted as of June 9, 2000
                          (as amended December 5, 2002)

A.   Legal Requirement

     Rule 17j-l under the Investment Company Act of 1940 (the "Act") makes it unlawful for an investment adviser, principal underwriter, any officer, director, or employee or other affiliated person of the Company or of an investment adviser or the principal underwriter, in connection with the purchase or sale by such person of a security "held or to be acquired" by the Company:

     (1)  To employ any device, scheme or artifice to defraud the Company;

     (2) To make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

     (4)  To engage in any manipulative practice with respect to the Company.

     To assure compliance with these restrictions, the Company agrees to be governed by the provisions contained in this Code; however, Access Persons who are affiliated persons of the Company's investment adviser(s), administrator, transfer agent or the Company's principal underwriter (if any) shall not be subject to this Code of Ethics if such persons are subject to another organization's code of ethics which complies with Rule 17j-1 and has been approved by the Board of Directors of the Company if required by Rule 17j-1(c).

B.   Definitions

     (1)  Access Persons -

          (i) any director, officer, general partner or Advisory Person of the Company or an investment adviser to the Company; and

          (ii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Company, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Company regarding the purchase or sale of Covered Securities.

     (2) Adviser - an entity listed in the Company's current prospectus as an investment adviser or subadviser.

     (3) Advisory Person - includes (a) any natural person in a control relationship (25% ownership) to the Company or an Adviser who obtains information concerning recommendations made to the Company with regard to the purchase or sale of Covered Securities by the Company, and (b) each employee of the Company or an Adviser (or of any company in a control relationship to the Company or Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Company or whose functions relate to the making of any recommendations with respect to the purchases or sales.

     (4) Beneficial Ownership - generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. Among other things, beneficial ownership is presumed regarding securities and accounts held in the name of a spouse or any other family member living in the same household. Beneficial ownership also extends to transactions by entities over which a person has ownership, voting or investment control, including corporations (and similar entities), trusts and foundations.

     (5)  Code - this Code of Ethics.

     (6) Covered Security - any security as defined in Section 2(a)(36) of the Act (a broad definition that includes any interest or instrument commonly known as a security), but excluding (a) direct obligations of the U.S. Government, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (c) shares of open-end investment companies.

     (7) Designated Supervisory Person - a person designated by the Company's Board of Directors to fulfill the responsibilities assigned to the Designated Supervisory Person hereunder.

     (8)  Fund - a separate portfolio of assets of the Company.

     (9) Initial Public Offering - an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     (10) Investment Personnel - (a) any employee of the Company or an Adviser (or of any company in a control relationship to the Company or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company or (b) any natural person who controls the Company or Adviser and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company. Investment Personnel are Advisory Persons.

     (11) Limited Offering - an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under that Act.

     (12) Portfolio Manager - those employees of the Company or an Adviser authorized to make investment decisions on behalf of the Company.

     (13) Security held or to be acquired - any Covered Security that, within the most recent 15 days (i) is or has been held by the Company, (ii) is being considered by the Company or by an Adviser for purchase by the Company, or (iii) any option to purchase or sell, and any security convertible into or exchangeable for, one of the foregoing.

C.   Policy of the Company

     (1) No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 set forth above.

     (2) The interests of the Company and its shareholders are paramount and come before the interests of any Access Person or employee.

     (3) Personal investing activities of all Access Persons and employees shall be conducted in a manner that shall avoid actual or potential conflicts of interest with the Company and its shareholders.

     (4) Access Persons shall not use such positions, or any investment opportunities presented by virtue of such positions, to the detriment of the Company and its shareholders.

D.   Restrictions on Activities

     (1) In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-l and this Code are being observed by its Access Persons:

          (a) No Access Person shall enter an order for the purchase or sale of a Covered Security which the Company is, or is considering, purchasing or selling until the day after the Company's transactions in that security have been completed provided that the provisions of this paragraph D.1 shall not apply to: (i) any director of the Company who is not an "interested person" of the Company (as defined in section 2(a)(19) of the Act) except with respect to securities transactions where such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Company, should have known that such security was being purchased or sold by the Company or that a purchase or sale of such security was being considered by or with respect to the Company; or (ii) any officer of the Company who is an Access Person solely by reason of his or her employment by the administrator of the company except with respect to securities transactions where such officer knew or, in the ordinary course of fulfilling his or her official duties as a officer of the Company, should have known that such security was being purchased or sold by the Company or that a purchase or sale of such security was being considered by or with respect to the Company.

          (b) a Portfolio Manager may not buy or sell a Covered Security within seven (7) days before or after the Company trades in the security.

          (c) the foregoing restrictions shall not apply to the following transactions unless the Designated Supervisory Person determines that such transactions violate the general principles of this
               Code:

               (i)  reinvestments of dividends pursuant to a plan;

               (ii) transactions in which direct or indirect beneficial
                    ownership is not acquired or disposed of;

               (iii) transactions in accounts over which an Access Person has no investment control;

               (iv) transactions in accounts of an Access Person for which investment discretion is not retained by the Access Person but is granted to any of the following persons who is not affiliated with the Adviser or the Company's distributor: a registered broker-dealer, registered investment adviser or other investment manager acting in a similar fiduciary capacity, provided the following conditions are satisfied:

                    . the terms of the account agreement must be in writing and filed with the Designated Supervisory Person prior to any transactions;

                    . any amendment to the account agreement must be filed with the Designated Supervisory Person prior to its effective date; and

                    . the account agreement must require the account manager to comply with the reporting provisions of this Code.

               (v) transactions in securities in connection with an employer sponsored or other tax qualified plan, such as a 401(k) plan, an IRA, or an ESOP, in an amount not exceeding $1,000 in any calendar month;

               (vii)transactions effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

     (2) Investment Personnel may not directly or indirectly acquire beneficial ownership of any securities (not just Covered Securities) issued as part of an Initial Public Offering or a Limited Offering without first obtaining approval from the

          Designated Supervisory Person. Any such approval shall take into account, among other factors, whether the investment opportunity should be reserved for the Company and whether the opportunity is being offered to such Investment Personnel due to his or her position with the Company. Any Investment Personnel who has been authorized to acquire securities in a Limited Offering must disclose his or her interest if he or she is involved in the Company's consideration of an investment in such issuer. Any decision to acquire such issuer's securities on behalf of the Company shall be subject to review by Investment Personnel with no interest on the issuer.

     (3) An Access Person may, directly or indirectly, acquire or dispose of beneficial ownership of a Covered Security, without pre-clearance approval (as described below) if such security transaction amount is less than $10,000.

     (4) With respect to security transactions of $10,000 or greater, an Access Person may, directly or indirectly, acquire or dispose of beneficial ownership of a Covered Security, other than shares of the Company, only if (a) such purchase or sale has been approved in advance by the Designated Supervisory Person, (b) the approved transaction is completed on the same day approval is received, and (c) the Designated Supervisory Person has not rescinded such approval prior to execution of the transaction.

     (5) A written authorization for a security transaction will be prepared and retained by the Designated Supervisory Person to memorialize the oral authorization granted.

     (6) Pre-clearance approval under paragraph (4) above will expire at the close of business on the trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

          Pre-clearance approval under paragraph (4) does not apply to: (a) directors who are not "interested persons" of the Company (as defined in section 2(a)(19) the Act); or (b) any officer of the Company who is an Access Person solely by reason of his or her employment by the administrator of the Company.

     (7) Investment Personnel may not accept gifts, other than de minimis gifts (gifts valued under $100), from persons doing business with or on behalf of the Company.

     (8) Investment Personnel shall not serve on the board of directors of publicly traded companies, or in a similar capacity, without the prior approval of the Designated Supervisory Person. If such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

     (9) Any profits derived from securities transactions that violate paragraphs 1, 2, 4 or 7 of this Section D, shall be forfeited and paid to the Company or the appropriate series of the Company. Gifts accepted in violation of paragraph 7 of this Section D shall be forfeited, if practicable, and/or dealt with in an appropriate manner and in the best interests of the Company.

E.   Reporting Requirements of Access Persons

     The Designated Supervisory Person shall notify each Access Person of the Company who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person. The Designated Supervisory Person shall annually obtain written assurances (similar to the Certification shown in Exhibit D) from each Access Person of the Company that he or she is aware of his or her obligations under this Code and has complied with its reporting requirements.

     (1)  Initial Holdings Report.
          Within 10 days after a person becomes an Access Person and annually thereafter such person shall disclose the information set forth in the report attached as Exhibit A.

     (2)  Quarterly Transaction Report.
          Within 10 days after the end of a calendar quarter, each Access Person shall report to the Designated Supervisory Person the information required by the report attached as Exhibit B.

     (3)  Annual Holdings Report.
          Within 10 days of the close of each calendar year, each Access Person shall report the information required by the report attached as Exhibit C. Such information must be current as of a date no more than 30 days before the report is submitted.

     (4) Each Access Person must direct his or her broker to provide to the Designated Supervisory Person copies of confirmations of all personal securities transactions (including transactions in accounts in which the Access Person has beneficial ownership) on a timely basis and to provide copies of all periodic statements with respect to such account.

     (5)  Exceptions From Reporting Requirements.

          (a) A person need not submit reports pursuant to this Section E with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control;

          (b) A director of the Company who is not an "interested person" (as defined in Section 2(a)(19) of the Act), and who would be required to make a report solely by reason of being a director, need not make:

               (i)  an Initial Holdings Report or Annual Holdings Report;

               (i) a Quarterly Transactions Report unless the director knew or, in the ordinary course of fulfilling his official duties as a director, should have known that, during the 15-day period immediately preceding or after the director's transaction in a Covered Security, the Company purchased or sold such Covered Security or the Company or an Adviser considered purchasing or selling the Covered Security.

F.   Reports to the Board

     1. The Designated Supervisory Person of the Company, the Advisers and the distributor shall each report in writing to the Board of Directors at least annually regarding the following matters not previously reported:

          (a) Significant issues arising under their respective codes of ethics, including material violations of the Code, violations that in the aggregate, are material, and any sanctions imposed;

          (b) Significant conflicts of interest involving the personal investment policies of the Company, Adviser or distributor, as applicable, even if they do not involve a violation of the code;

     Each such report shall certify that the Company, Advisers or distributor, as applicable, have adopted procedures reasonably necessary to prevent Access Persons from violating the relevant code of ethics.

     2. The Designated Supervisory Person shall have discretion to determine that a violation is not material and need not be included in a report to the Board under this Section F if he or she finds that by reason of the size of the transaction, the circumstances or otherwise, no fraud or deceit or manipulative practice could reasonably be found to have been practiced on the Company in connection with its holding or acquisition of the security or that no other material violation of the Code has occurred. A written memorandum of any such finding shall be filed with reports made pursuant to this Code.

     3. The Board shall consider reports made to it hereunder and shall determine whether the policies established in paragraph D have been violated, and what sanctions, if any, should be imposed. The Board shall review the operation of this policy at least once a year.

     4. The Company shall, as required by Rule 17j-1, maintain the following records at its principal office:

          (i) the Code and any related procedures, and any Code that has been in effect during the past five years shall be maintained in an easily accessible place;

          (ii) a record of any violation of the Code and of any action taken as a result of the violation, to be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

          (iii) a copy of each report under the Code by (or duplicate brokers' advice for the account of) an Access Person, to be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place;

          (iv) a record of all persons, currently or within the past five years, who are or were required to make or to review reports to be maintained in an easily accessible place;

          (v) a copy of each report under Section F by the Designated Supervisory Person to the Board, to be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

          (vi) a record of any decision, and the reasons supporting the decision, to approve an acquisition by Investment Personnel of securities offered in an Initial Public Offering or in a Limited Offering, to be maintained for at least five years after the end of the fiscal year in which the approval is granted.

G.   Approval Requirements

     The Code of Ethics of the Company, each Adviser and the distributor, and any material changes thereto, must be approved by the Board, provided however, that the code of ethics of the distributor need not be approved unless: (1) the distributor is an affiliated person of the Company or an Adviser; or (2) an officer, director or general partner of the distributor serves as an officer, director or general partner of the Company or an Adviser. Each such approval must be based on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1. Before approving a Code of Ethics of the Company, an Adviser or the distributor, or any amendment thereto, the Board must receive a certification from the relevant entity that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code Ethics. Before initially retaining any investment adviser, sub-adviser or principal underwriter, the Company's Board must approve the Code of Ethics of the relevant entity, and must approve any material change to that Code of Ethics within six (6) months after the adoption of the change.

                                    EXHIBIT A

                               Forward Funds, Inc.
                                 (the "Company')

                        Initial Securities Holding Report
                          as of              ,
                                -------------  -------

     This report is submitted by                          (print name and
                                 ------------------------
position).*

     I certify that the securities listed below are the only securities of which
I have direct or indirect beneficial ownership as of            , including
                                                     -----------
those held in an account with any broker, dealer or bank for my direct or indirect benefit.

                                                              Broker-Dealer or
                                                                Bank Through
                                               Principal            Whom
Title/Type of Security      No. of Shares       Amount            Effected
----------------------      -------------      ---------      ----------------

Date:                                      Signature:
      --------------------------                     ---------------------------


Received by:
             ---------------------
             Title:
             Date:


Reviewed by:
             ---------------------
             Title:
             Date:

Comments:
          ----------------------------------------------------------------------

--------------------------------------------------------------------------------

* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

                                    EXHIBIT B

                               Forward Funds, Inc.
                                 (the "Company')

                     Quarterly Securities Transaction Report
                For the Calendar Quarter Ended
                                               -------------------

     During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Company's Code of Ethics:

                                                                                                 Broker- Dealer
                                                          Interest Rate     Nature of                  or
                         No. of Shares                     and Maturity    Transaction            Bank Through
             Date of      or Principal   Dollar Amount       Date (if      (Purchase,                 Whom
Security   Transaction       Amount      of Transaction    applicable)    Sale, Other)   Price      Effected
--------   -----------   -------------   --------------   -------------   ------------   -----   --------------


     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

     During the quarter referred to above, the following brokerage accounts were established under which I had direct or indirect beneficial ownership:

                          Broker-Dealer or
                          Bank Through whom       Date Account
                         Account Established       Established
                         -------------------      ------------


Date:                                            Signature:
      --------------------------                            --------------------


Received by:
             --------------------
             Title:
             Date:

Reviewed by:
             --------------------
             Title:
             Date:

Comments:
          ----------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT C

                               Forward Funds, Inc.
                                 (the "Company')

                        Annual Securities Holding Report
                     for the year ended December 31,
                                                     -------

     This report is submitted by                  (print name).*
                                 ----------------

     I certify that the Securities listed below are the only securities of which
I had beneficial ownership as of the year ended December 31,     including any
                                                             ---
securities held in an account with a broker-dealer or bank for my direct or indirect benefit.

                                                               Broker-Dealer or
                                                                  Bank with
Title/Type of                                                        Whom
   Security         No. of Shares       Principal Amount      Account Maintained
-------------       -------------       ----------------      ------------------


Date:                                            Signature:
      --------------------------                            --------------------

Received by:
             --------------------

Reviewed by:
             --------------------
             Title:
             Date:

Comments:
          ----------------------------------------------------------------------

--------------------------------------------------------------------------------

* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

                                                                  Exhibit (p)(6)

                NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC
                                 CODE OF ETHICS

I.   Introduction

     This Code of Ethics ("Code") has been issued by New York Life Investment Management Holdings LLC ("NYLIM Holdings") in order to set forth guidelines and procedures that promote ethical practices and conduct by all Employees of NYLIM Holdings and its divisions and subsidiaries (collectively, "NYLIM" or the "Company"). All recipients of the Code are to read it carefully, retain it for future reference and abide by its requirements. Also, please refer to the NYLIM policy entitled "Personal Investment Policy," hereto attached as Appendix A, which has been incorporated into the Code and is an integral part of its requirements. The Personal Investment Policy will provide each Employee with specific guidance concerning personal security investments and the responsibilities associated with that activity.

This Code applies to all NYLIM Employees/1/ Some provisions of the Personal Investment Policy, however, only apply to Access Persons, as defined below and do not apply to all Employees of NYLIM. Please refer to Section III below for the definition of Access Persons and other terms. Exhibit A to this Code includes a list of certain categories of Employees and departments whose Employees will be considered Access Persons; any other individual's status as an Access Person will depend on that person's specific title, functions, duties, activities, and access to information. NYLIM requires that all Employees observe the applicable standards of duty and care set forth herein. An Employee may not evade the provisions of the Code by causing another person, including a friend, relative or other, to act or fail to act in a manner in which the Employee is prohibited.

     Privacy Statement

     NYLIM recognizes the sensitivity and personal nature of information collected under the Code, and the interests of Employees in maintaining their privacy regarding this information. NYLIM's compliance personnel will take all necessary steps designed to ensure that all reports disclosing personal securities holdings, requests for preclearance of transactions and other information filed by Employees under the Code will be treated as confidential, subject only to the review provided in the Code or forms thereunder and review by the Securities and Exchange Commission and other regulators.

----------
/1/ Employees of MacKay Shields LLC and McMorgan & Co. LLC, directly owned subsidiaries of NYLIM Holdings, are subject to the separate Codes of Ethics of those firms. Those Codes are materially consistent with this Code.

II.  General Policy

     It shall be a violation of this Code for any Employee of the Company, in connection with the purchase or sale, directly or indirectly, of any security held or to be acquired by any Client:

     A. to employ any device, scheme or artifice to defraud any Client for which the Company serves as an investment adviser or sub-adviser;

     B. to make to any Client any untrue statement of a material fact or to omit to state to the Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     C. to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Client; or

     D. to engage in any manipulative practice with respect to the Client.

III. Definitions

     A. "Access Person" shall have the same meaning as set forth in Rule 17j-1 under the Investment Company Act and shall include:

     1. all officers/2/ of NYLIM and directors of NYLIM LLC;

     2. any Employee of NYLIM (or of any company controlling, controlled by or under common control with NYLIM) who, in connection with his or regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Client, or whose functions relate to the making of any recommendations with respect to the purchase or sale; and

     3. any other natural person controlling, controlled by or under common control with NYLIM who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by that Client.

     B. "Affiliate" means any person directly or indirectly controlling, controlled by or under common control with such other group.

     C. "Beneficial Ownership" means, in general and subject to the specific provisions of Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, having or sharing,

----------
/2/ "Officer" for the purposes of the Code encompasses all NYLIM Employees with the title of Vice President or higher, the Secretary, Controller, and any other officer who performs policy-making functions.

directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise, a direct or indirect "pecuniary interest" in the security.

     1. "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities.

     2. "Indirect pecuniary interest" includes, but is not limited to: (a) securities held by members of the person's "immediate family" sharing the same household (which ownership interest may be rebutted); (b) a general partner's proportionate interest in portfolio securities held by a general or limited partnership; (c) a person's right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (d) a person's interest in securities held by a trust; (e) a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (f) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions.

     D. "Business Unit" means a specific department operating as a separate unit of the Company. A list of Business Units is included as Exhibit A hereto.

     E. "Chief Compliance Officer" or "CCO" means the Company's Chief Compliance Officer.

     F. "Client" means any client of the Company, including a registered investment company (mutual fund) or other person or entity.

     G. "Code" means this Code of Ethics.

     H. "Company" means New York Life Investment Management Holdings LLC and all divisions and subsidiaries thereof.

     I. "Covered Security" means any security, except (i) direct obligations of the U.S. Government, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (iii) shares issued by open-end mutual funds.

     J. "Employee" means any person employed by NYLIM or any person who for value received provides services to or on behalf of the Company, including, but not limited to, consultants and temporary employees, and any person who is an Access Person of the Company as defined in Section III.A. of the Code.

     K. "Employment Date" means, for any Employee, the date on which the Employee commenced working for the Company.

     L. "Front Running" means the buying or selling of a security by a person, with the intent of taking advantage of the market impact of a client's transaction in the underlying security by or on behalf of the Client.

     M. "Immediate family" means an individual's spouse, child, stepchild, grandchild, parent, stepparent, grandparent, siblings, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and should include adoptive relationships. For purposes of determining whether an Employee has an "indirect pecuniary interest" in securities, only ownership by "immediate family" members sharing the same household as the Employee will be presumed to be an "indirect pecuniary interest" of the Employee, absent special circumstances. (See, Section III.C.2.).

     N. "Independent Directors" means directors that (1) would not be deemed interested persons, as defined in Section 2(a)(19)(B) of the Investment Company Act, of NYLIM or any Affiliate (a "NYLIM Company") other than that they are directors of a NYLIM Company or knowingly have any direct or indirect beneficial interest in securities issued by a NYLIM Company, and (2) have no involvement with the day-to-day operations of any NYLIM Company or Client of NYLIM.

     O. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

     P. "Insider Trading" means the purchase or sale of securities of a public company while in possession of material, non-public information or communicating such information to others.

     Q. "Investment Company Act" means the Investment Company Act of 1940, as amended.

     R. "Investment Club" means a group of two or more people, each of whom contributes monies to an investment pool and participates in the investment making decision process and shares in the investment returns.

     S. "Local Compliance Officer" or "LCO" means the applicable designee of the Company's Chief Compliance Officer "CCO".

     T. "NYLIM" means the Company as defined in Section III.H.; "NYLIM LLC" means New York Life Investment Management LLC.

     U. "Pending Buy or Sell Order" means both an order placed with a broker to buy or sell a security or an internal decision by a Company Employee to buy or sell a security.

     V. "Personal Investment Policy" or "Policy" means the Company Personal Investment Policy attached to and incorporated into the Code.

     W. "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933, as amended, under Sections 4(2) or 4(6), or Rules 504, 505 or 506 thereunder.

     X. "Restricted List" means that listing of securities maintained by the CCO in which trading by Employees is generally prohibited.

     Y. "Registered Representative" means an Employee who is registered as such with a member firm of the National Association of Securities Dealers Regulation, Inc.

     Z. "Scalping" means buying and selling a security on the same day as a Client and includes, among other transactions, the buying of a security when a client is selling that security, or selling a security when a Client is buying that security, with the intention of taking advantage of the market impact of the Client's trades.

IV.  Guidelines and Procedures

     As a fundamental requirement, NYLIM demands the highest standards of ethical conduct on the part of all its Employees. All Employees must abide by this basic standard and never take inappropriate advantage of their position with the Company.

     A.   Conflicts of Interest

     Each Employee is under a duty to exercise his or her authority and responsibility for the primary benefit of NYLIM and its Clients and may not have outside interests that conflict with the interests of the Company or its Clients. Each person must avoid any circumstance which might adversely affect or appear to affect NYLIM, its Clients or his or her duty of complete loyalty to NYLIM in the discharge of his or her responsibilities. This duty includes the protection of Client and Company information and NYLIM's reputation for trustworthy financial service.

     B.   Duty to Disclose Conflicts

     As part of this ongoing responsibility, each Employee has the duty to disclose to NYLIM any interest that he or she may have in any firm, corporation or business entity that is not affiliated or participating in any joint venture or partnership with NYLIM or its Affiliates and that does business with NYLIM or that otherwise presents a possible conflict of interest as described in Section
IV. Disclosure should be timely so that NYLIM may take action concerning any possible conflict as it deems appropriate. It is recognized, however, that NYLIM has or may have business relationships with many organizations and that a relatively small interest in publicly traded securities of an organization does not necessarily give rise to a prohibited conflict of interest. Therefore, the following procedures set forth in IV.C. through IV.I. have been adopted and approved by NYLIM.

     C.   Board Membership

     Except as described in Section IV.E. hereof, it is considered generally incompatible with the duties of an Employee of NYLIM (other than an Independent Director of NYLIM) for that Employee to assume the position of director of a corporation not affiliated with the Company. A report should be made by an Employee to the CCO and the Employee's supervisor of any invitation to serve as a director of a corporation that is not an Affiliate and the person must receive the approval of their supervisor and the CCO prior to accepting any such directorship. In.6 the event that approval is given, the CCO shall immediately determine whether the corporation in question is to be placed on the Company's Restricted List.

     D.   "Other" Business Interests

     Except as described in Section IV.E. hereof, it is considered generally incompatible with the duties of an employee of NYLIM (other than an Independent Director of NYLIM) to act as an officer, general partner, consultant, agent, representative or employee of any other business, other than an Affiliate. A report should be made of any invitation to serve as an officer, general partner, consultant, agent, representative or employee of any business that is not an Affiliate and the person must receive the approval of their supervisor. Any Employee who is 2 nd VP or above must also receive the approval of the CCO prior to accepting any such position. In the event that approval is given, the CCO and the Employee's supervisor shall immediately determine whether the business in question is to be placed on the Company's Restricted List.

     E.   Permissible Outside Activities

     Employees who, in the regular course of their duties relating to the Company's private equity/venture capital advisory and investment activities, are asked to serve as the director, officer, general partner, consultant, agent, representative or employee of a privately-held business may do so with the prior written approval of their department head. Similar positions with public companies may interfere with the Company's advisory activities. Consequently, it is not expected that such positions will be assumed absent unusual circumstances that will benefit Clients. In the event that such unusual circumstances are present, the department head and the CCO shall collectively decide whether the assumption of the position is in the best interest of the Company's clients.

     F.   Doing Business with the Company

     Except as approved by the CCO, Employees may not have a monetary interest, as principal, co-principal, agent or beneficiary, directly or indirectly, or through any substantial interest in any other corporation or business unit, in any transaction involving NYLIM, subject to such exceptions as are specifically permitted under law.

     G.   Annual Conflicts Questionnaire

     Once a year, a "Questionnaire on Conflicts of Interest," which is attached as Exhibit C hereto, shall be distributed to each Employee for completion and filing with the CCO or his designee. Each Employee shall promptly supplement the annual questionnaire as necessary to reflect any material change between annual filings.

     H.   Gifts and Entertainment

     Employees are subject to the NYLIM Gift and Entertainment Policy and should refer to that Policy for guidance with respect to the limits on giving and receiving gifts/entertainment to or from third parties that do business with NYLIM, its Affiliates, or its Clients. Employees who are Registered Representatives are also subject to limitations on giving or receiving gifts that are imposed by the Rules of Conduct of the National Association of Securities Dealers.

V. The Code of Ethics and Standards of Professional Conduct - For Financial Analysts

     All members of the Association for Investment Management and Research ("AIMR") and the holders of and candidates for the Chartered Financial Analyst designation are also obligated to conduct their activities in accordance with the AIMR Code of Ethics and Standards of Professional Conduct ("Standards") which is attached as Exhibit B hereto.

VI.  Inside Information

     Employees may not trade on inside information (i.e., material and non-public information/3/) or communicate such information to others. Penalties for trading on inside information or communicating such information to others are severe and may include civil injunctions, treble damages, disgorgement of profits and jail sentences.

     An Employee who believes that he or she is in possession of inside information should contact the CCO or LCO immediately. After reviewing the issue, the CCO or LCO, as the case may be, will advise the Employee as to whether he or she may trade on or communicate the information to others. In addition, an Employee who believes that he or she is in possession of inside information should take appropriate steps to secure such information. For example, files containing inside information should be sealed and access to computer files containing inside information should be restricted. Please refer to the New York Life Insurance Company's Policy Statement on Insider Trading and the "Chinese Wall" Policies and Procedures of the Investment

----------
/3/ Material information generally is that which a reasonable investor would consider significant in making an investment decision. Non-public information generally is information about a company, either positive or negative, that would have a material effect on the stock price of that company once released to the public.

Department, Investment Division of the Pension Department and the Mortgage Finance Department of the New York Life Insurance Department (the "NYLIC Insider Trading Policy") for specific guidelines governing inside information.

VII. Mutual Fund Code of Ethics

     Although NYLIM Employees must expressly comply with the terms of this Code, the Company, as an investment adviser to mutual funds, and certain of its Employees (i.e., directors, officers, portfolio managers, analysts, traders, etc.) may owe a specific duty of care to each mutual fund Client based on the Employee's status as an Access Person of that mutual fund. NYLIM's CCO has reviewed the requirements of Rule 17j-1 of the Investment Company Act and has determined that an Employee's compliance with the Company's Code will satisfy not only that Rule's requirements, but the substantive Code of Ethics requirements of every mutual fund that the Company presently advises or sub-advises.

VIII. Acknowledgment

     Each Employee must certify at the time of becoming an Employee and annually thereafter, in substantially the form of Exhibit D hereto, that he or she has read and understood, and is subject to and has complied with, the Code.

IX.  Sanctions

     Compliance by NYLIM employees with the provisions of the Code is required. Employees should be aware that in response to any violation, the Company shall take whatever action is deemed necessary under the circumstances including, but without limitation, the imposition of appropriate sanctions. These sanctions may include, among others, the reversal of trades, reallocation of trades to Client accounts, fines, disgorgement of profits, employee suspension or termination.

X.   Record-keeping

     A. The CCO and his designee, defined for this purpose as the Local Compliance Officer, must maintain all records relating to compliance with the Code, such as preclearance requests, exception reports, other internal memoranda relating to non-compliant transactions, and preclearance records, for a period of seven years.

     B. Upon request by the CCO, each LCO will provide the CCO access to the LCO's Code records.

XI.  Exceptions

     The CCO may grant written exceptions to provisions of the Code in circumstances which present special hardship. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the exception. Notwithstanding the foregoing, however, no exception to a provision of the Code shall be granted where such exception would result in a violation of Rule 17j-1. Any exception granted shall be reported to the Company Board at the next regularly scheduled meeting of the Directors. To the extent any such exception relates to an Employee who is an Access Person of a mutual fund Client, such exception shall be reported to the Board of such mutual fund Client at the next regularly scheduled meeting of the mutual fund's Board.

XII. Review by the CCO

     The CCO will undertake an annual review with respect to the Code to verify that the Code is being followed. The results of this review will be set forth in an annual report by the CCO to the Company's Board, notwithstanding any information deemed material in nature, which the CCO will report at the next scheduled Board meeting. The report shall specify any related concerns and recommendations and be accompanied by the appropriate exhibits. The CCO will provide this report to the Board of each mutual fund Client at its next regularly scheduled Board meeting, unless more immediate reporting is appropriate..A-1

                                    EXHIBIT A

         New York Life Investment Management Holdings LLC Code of Ethics

                     Categories of Employees and Departments
                Whose Employees Will Be Considered Access Persons

All NYLIM LLC Directors                   Financial Management and Operations
All NYLIM Officers (VP level and above)   Real Estate
Fund Accounting Compliance                Securities Investment Group Office
Quantitative Strategies                   of General Counsel
Valuation Metrics                         New York Life Trust Co. FSB
New York Life Capital Partners            New York Life Trust Co.
QED                                       New York Life Insurance
                                             Company - Treasury
                                          Department only
                                          Madison Capital Funding

                Departments Whose Employees Generally Will Not Be
                           Considered Access Persons/4/

Guaranteed Products                       Financial Management
New York Life Benefit Services            Corporate Accounting
Retirement Services                       Retail Investments/Marketing
NYLIM Service Company                     Building Services
Human Resources                           Communications
Information Technology

----------
/4/ An individual's status as an Access Person will depend on that person's specific title, functions, duties, activities, and access to information..B-1

                                    EXHIBIT B

                        AIMR Code of Ethics and Standards
                             of Professional Conduct

The Code of Ethics (Full Text)

As amended and restated May, 1999.

     Members of the Association for Investment Management and Research shall:

     1. Act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, employers, employees, and fellow members.

     2. Practice and encourage others to practice in a professional and ethical manner that will reflect credit on members and their profession.

     3. Strive to maintain and improve their competence and the competence of others in the profession.

     4. Use reasonable care and exercise independent professional judgment.

The Standards of Professional Conduct

     All members of the Association for Investment Management and Research and the holders of and candidates for the Chartered Financial Analyst designation are obligated to conduct their activities in accordance with the following Code of Ethics. Disciplinary sanctions may be imposed for violations of the Code and Standards.

     . Fundamental Responsibilities

     . Relationships with and Responsibilities to a Profession

     . Relationships with and Responsibilities to an Employer

     . Relationships with and Responsibilities to Clients and Prospects

     . Relationships with and Responsibilities to the Public

     . Standards of Practice Handbook

Standard I: Fundamental Responsibilities

Members shall:

     A. Maintain knowledge of and comply with all applicable laws, rules, and regulations (including AIMR's Code of Ethics and Standards of Professional Conduct) of any government, governmental agency, regulatory organization, licensing agency, or professional association governing the members' professional activities.

     B. Not knowingly participate in or assist any violation of such laws, rules, or regulations.

Standard II: Relationships with and Responsibilities to the Profession

A.   Use of Professional Designation.

     1. AIMR members may reference their membership only in a dignified and judicious manner. The use of the reference may be accompanied by an accurate explanation of the requirements that have been met to obtain membership in these organizations.

     2. Those who have earned the right to use the Chartered Financial Analyst designation may use the marks "Chartered Financial Analyst" or "CFA" and are encouraged to do so, but only in a proper, dignified, and judicious manner. The use of the designation may be accompanied by an accurate explanation of the requirements that have been met to obtain the right to use the designation.

     3. Candidates in the CFA Program, as defined in the AIMR Bylaws, may reference their participation in the CFA Program, but the reference must clearly state that an individual is a candidate in the CFA Program and cannot imply that the candidate has achieved any type of partial designation.

B.   Professional Misconduct.

     1. Members shall not engage in any professional conduct involving dishonesty, fraud, deceit, or misrepresentation or commit any act that reflects adversely on their honesty, trustworthiness, or professional competence.

     2. Members and candidates shall not engage in any conduct or commit any act that compromises the integrity of the CFA designation or the integrity or validity of the examinations leading to the award of the right to use the CFA designation.

C.   Prohibition against Plagiarism.

     Members shall not copy or use, in substantially the same form as the original, material repared by another without acknowledging and identifying the name of the author, publisher, or source of such material. Members may use, without acknowledgment, factual information published by recognized financial and statistical reporting services or similar sources.

Standard III: Relationships with and Responsibilities to the Employer

A. Obligation to Inform Employer of Code and Standards. Members shall:

     1. Inform their employer in writing, through their direct supervisor, that they are obligated to comply with the Code and Standards and are subject to disciplinary sanctions for violations thereof.

     2. Deliver a copy of the Code and Standards to their employer if the employer does not have a copy.

B. Duty to Employer. Members shall not undertake any independent practice that could result in compensation or other benefit in competition with their employer unless they obtain written consent from both their employer and the persons or entities for whom they undertake independent practice.

C. Disclosure of Conflicts to Employer. Members shall:

     1. Disclose to their employer all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to interfere with their duty to their employer or ability to make unbiased and objective recommendations.

     2. Comply with any prohibitions on activities imposed by their employer if a conflict of interest exists.

D. Disclosure of Additional Compensation Arrangements. Members shall disclose to their employer in writing all monetary compensation or other benefits that they receive for their services that are in addition to compensation or benefits conferred by a member's employer.

E. Responsibilities of Supervisors. Members with supervisory responsibility, authority, or the ability to influence the conduct of others shall exercise reasonable supervision over those subject to their supervision or authority to prevent any violation of applicable statutes, regulations, or provisions of the Code and Standards. In so doing, members are entitled to rely on reasonable procedures to detect and prevent such violations.

Standard IV: Relationships with and Responsibilities to Clients and Prospects

A.   Investment Process.

A.1 Reasonable Basis and Representations. Members shall:

     a. Exercise diligence and thoroughness in making investment recommendations or in taking investment actions.

     b. Have a reasonable and adequate basis, supported by appropriate research and investigation, for such recommendations or actions.

     c. Make reasonable and diligent efforts to avoid any material misrepresentation in any research report or investment recommendation.

     d. Maintain appropriate records to support the reasonableness of such recommendations or actions..B-4

A.2 Research Reports. Members shall:

     a. Use reasonable judgment regarding the inclusion or exclusion of relevant factors in research reports.

     b.   Distinguish between facts and opinions in research reports.

     c. Indicate the basic characteristics of the investment involved when preparing for public distribution a research report that is not directly related to a specific portfolio or client.

A.3 Independence and Objectivity. Members shall use reasonable care and judgment to achieve and maintain independence and objectivity in making investment recommendations or taking investment action.

B. Interactions with Clients and Prospects.

B.1 Fiduciary Duties. In relationships with clients, members shall use particular care in determining applicable fiduciary duty and shall comply with such duty as to those persons and interests to whom the duty is owed. Members must act for the benefit of their clients and place their clients' interests before their own.

B.2 Portfolio Investment Recommendations and Actions. Members shall:

     a. Make a reasonable inquiry into a client's financial situation, investment experience, and investment objectives prior to making any investment recommendations and shall update this information as necessary, but no less frequently than annually, to allow the members to adjust their investment recommendations to reflect changed circumstances.

     b. Consider the appropriateness and suitability of investment recommendations or actions for each portfolio or client. In determining appropriateness and suitability, members shall consider applicable relevant factors, including the needs and circumstances of the portfolio or client, the basic characteristics of the investment involved, and the basic characteristics of the total portfolio. Members shall not make a recommendation unless they reasonably determine that the recommendation is suitable to the client's financial situation, investment experience, and investment objectives.

     c. Distinguish between facts and opinions in the presentation of investment recommendations.

     d. Disclose to clients and prospects the basic format and general principles of the investment processes by which securities are selected and portfolios are constructed and shall promptly disclose to clients and prospects any changes that might significantly affect those processes..B-5

B.3 Fair Dealing. Members shall deal fairly and objectively with all clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action.

B.4 Priority of Transactions. Transactions for clients and employers shall have priority over transactions in securities or other investments of which a member is the beneficial owner so that such personal transactions do not operate adversely to their clients' or employer's interests. If members make a recommendation regarding the purchase or sale of a security or other investment, they shall give their clients and employer adequate opportunity to act on their recommendations before acting on their own behalf. For purposes of the Code and Standards, a member is a "beneficial owner" if the member has

     a.   a direct or indirect pecuniary interest in the securities;
     b. the power to vote or direct the voting of the shares of the securities or investments;
     c. the power to dispose or direct the disposition of the security or investment.

B.5 Preservation of Confidentiality. Members shall preserve the confidentiality of information communicated by clients, prospects, or employers concerning matters within the scope of the client-member, prospect-member, or employer-member relationship unless a member receives information concerning illegal activities on the part of the client, prospect, or employer.

B.6 Prohibition against Misrepresentation. Members shall not make any statements, orally or in writing, that misrepresent

     a.   the services that they or their firms are capable of performing;

     b.   their qualifications or the qualifications of the ir firm;

     c.   the member's academic or professional credentials.

     Members shall not make or imply, orally or in writing, any assurances or guarantees regarding any investment except to communicate accurate information regarding the terms of the investment instrument and the issuer's obligations under the instrument.

B.7 Disclosure of Conflicts to Clients and Prospects. Members shall disclose to their clients and prospects all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to impair the members' ability to make unbiased and objective recommendations.

B.8 Disclosure of Referral Fees. Members shall disclose to clients and prospects any consideration or benefit received by the member or delivered to others for the recommendation of any services to the client or prospect.

Standard V: Relationships with and Responsibilities to the Public

A. Prohibition against Use of Material Nonpublic Information. Members who possess material nonpublic information related to the value of a security shall not trade or cause others to trade in that security if such trading would breach a duty or if the information was misappropriated or relates to a tender offer. If members receive material nonpublic information in confidence, they shall not breach that confidence by trading or causing others to trade in securities to which such information relates. Members shall make reasonable efforts to achieve public dissemination of material nonpublic information disclosed in breach of a duty.

B. Performance Presentation.

     1. Members shall not make any statements, orally or in writing, that misrepresent the investment performance that they or their firms have accomplished or can reasonably be expected to achieve.

     2. If members communicate individual or firm performance information directly or indirectly to clients or prospective clients, or in a manner intended to be received by clients or prospective clients, members shall make every reasonable effort to assure that such performance information is a fair, accurate, and complete presentation of such performance.

Standards of Practice Handbook

     Experience has shown that the working investment professional can best understand and apply AIMR's Code of Ethics and Standards of Professional Conduct if they are accompanied by practical illustrations describing application of individual standards. The Standards of Practice Handbook was developed with this type of illustration in mind. The Eighth Edition of the Standards of Practice Handbook contains detailed analysis of the Standards, as well as three topical studies on fiduciary duty, insider trading, and personal investing. The 8th edition of the Handbook can be obtained from PBD. To order your copy for $35, call PBD at 800-789-AIMR

(outside the U.S., call 770-442-8633, ext. 298), fax your order to 770-442-9742, or e-mail your order to aimrpubs@pbd.com..C-1

                                    EXHIBIT C

         New York Life Investment Management Holdings LLC Code of Ethics

                     Questionnaire on Conflicts of Interest

1. Please list any officership, directorship, trusteeship or material employment which you (or any dependent relative) hold in any corporations, associations, partnerships or companies or in any affiliates of New York Life Investment Management LLC. If you do not have any, please insert "NONE" below.

2. (a) Please list any substantial financial interest (such as 1% or more of the outstanding stock or other equity or ownership interests) you (or any dependent relative) may have in any business unit which you know is a supplier of or soliciting orders for sales or services to the Company or its affiliates. If you do not have any, please insert "NONE" below.

     (b) Please list any substantial financial interest (such as 1% or more of the outstanding stock or other equity or ownership interests) you (or any dependent relative) may have in any business unit which you know is doing business with the Company or its affiliates, other than suppliers referred to above. If you do not have any, please insert "NONE" below.

3. Please list any substantial financial interest (such as 1% or more of the outstanding stock or other equity or ownership interests) you (or any dependent relative) may have in any business unit. If you do not have any, please insert "NONE" below.

4. Please list the names (not amount of the holdings) of any corporations or business units in which you (or any dependent relative) have a substantial financial interest (such as 1% or more of the outstanding stock or other equity or ownership interests) and in which, to your knowledge, the Company or its affiliates or clients has an investment. If you do not have any, please insert "NONE" below.

5. Please list the names of any corporations or business units in the following categories in which you (or any dependent relative) may have any interest or financial holding. (The amount of holding or the number of shares of stock need not be listed.) If you do not have any, please insert "NONE" below.

     (a) Any investment advisor, investment banking firm, brokerage firm or other business unit other than affiliates. (Do not include brokerage or similar accounts or investments in mutual funds.)

     (b) Any Company or business unit in which to your knowledge the Company or a client or an affiliate has an investment.

     (c) Any company, other than affiliates, whose principal business is the issuance and sale of life insurance, annuities or accident and health insurance policies, or the provision of financial or health services or products (including any life insurance or health insurance agency, brokerage or insurance consultant firm). Do not include interests in policies, annuities or health insurance contracts.

     (d) Any mortgage loan correspondent of any affiliate or any other concern engaged primarily in the business of buying, selling or servicing real estate mortgages. Do not include mortgages upon property owned by you, or personal investments in real estate investment trusts.

6. Please list (i) the names of any business firms in which you (or any dependent relative) have an interest or financial holding and which have property which to your knowledge is subject, in whole or in part, to a real estate mortgage held by the Company, its affiliates or the Company's employees, officers or members of its board of directors and (ii) any of your (or your dependent relative's) financial liabilities, including with.C-2 respect to real estate to the Company, its affiliates or the Company's employees, officers or members of its board of directors. If you do not have any, please insert "NONE" below.

7. Please list or summarize any financial interest you (or any dependent relative), have which, in your opinion, affects or might appear to affect adversely the discharge of your duties and responsibilities to the Company. If you do not have any, please insert "NONE" below.

     If a material change occurs in any matters reported in this Questionnaire or new circumstances are discovered evidencing any conflict of interests or other deviations from the Company's Code of Ethics, the undersigned hereby undertakes promptly to file with the CCO an appropriate amendment or supplement to this Questionnaire until it is superseded by the next completed Annual Questionnaire.


Date:
     -----------------------                  ----------------------------------
                                                         (Signature)


                                              ----------------------------------
                                                           (Name)


                                              ----------------------------------
                                                           (Title)

If any of the spaces allocated above are insufficient, please attach a complete list following this signature page..D-1

                                    EXHIBIT D

         New York Life Investment Management Holdings LLC Code of Ethics

                       INITIAL AND ANNUAL CERTIFICATION OF
                               COMPLIANCE WITH THE
            NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC CODE OF
                                    ETHICS,
           NEW YORK LIFE INSURANCE COMPANY POLICY STATEMENT ON INSIDER
                                  TRADING AND
            "CHINESE WALL" POLICIES AND PROCEDURES OF THE INVESTMENT
                                  DEPARTMENT,
              INVESTMENT DIVISION OF THE PENSION DEPARTMENT AND THE
           MORTGAGE FINANCE DEPARTMENT OF THE NEW YORK LIFE INSURANCE
                                  DEPARTMENT.

[ ] I hereby certify that I have received the New York Life Investment Management Holdings LLC Code of Ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Code"), and the New York Life Insurance Company's Policy on Insider Trading and the "Chinese Wall" Policies and Procedures of the Investment Department, Investment Division of the Pension Department and the Mortgage Finance Department of the New York Life Insurance Department (the "NYLIC Insider Trading Policy") nd that I have read and understood the Code and Insider Trading Policy. I further certify that I am subject to the Code and Insider Trading Policy and will comply with each of the Code's and Insider Trading Policy provisions to which I am subject.

[ ] I hereby certify that I have received the New York Life Investment Management Holdings LLC Code of Ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Code"), and the New York Life Insurance Company's Policy on Insider Trading and the "Chinese Wall" Policies and Procedures of the Investment Department, Investment Division of the Pension Department and the Mortgage Finance Department of the New York Life Insurance Department (the "NYLIC Insider Trading Policy") and that I have read and understood the Code and Insider Trading Policy. I further certify that I have complied with and will continue to comply with each of the provisions of the Code and Insider Trading Policy to which I am subject.


                                                   -----------------------------
                                                            (Signature)

                                                   Name:
                                                   Title/Department:
                                                   Date:

Received By (Name/Title):
                          -----------------------------


Signature:
           -----------------------------

Date:
      -----------------------------

                                                                      Appendix A

                NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC
                           Personal Investment Policy

I.   In General

     New York Life Investment Management Holdings LLC (together with its divisions and subsidiaries, "NYLIM" or the "Company") owes an undivided duty of loyalty to its Clients. NYLIM also recognizes the need to permit its Employees reasonable freedom with respect to their personal investment activities. It is important to balance these competing interests in an appropriate way that (a) acknowledges the possibility of conflict between these goals and (b) sets forth standards to assure that the primary duty of loyalty to its Clients is fulfilled.

     The NYLIM Personal Investment Policy (the "Policy") is part of and incorporated into the Company's Code of Ethics. Together with the Code, it supersedes and replaces in full any earlier policies on the subjects regulated.

     The Policy has been implemented by NYLIM notwithstanding its belief that securities purchased or sold for Clients ordinarily trade in a sufficiently broad market to permit transactions by Employees for their for personal accounts without any appreciable impact on the market for such securities and thus no negative impact to our Clients.

     This Policy applies to all NYLIM Employees. Some provisions, however, only apply to Access Persons/5/ and do not apply to Employees of NYLIM unless they fall within the definition of Access Person in the Code. Exhibit A to the Code includes a list of certain categories of Employees and departments whose Employees will be considered Access Persons; any other individual's status as an Access Person will depend on that person's specific title, functions, duties, activities, and access to information. Should you have a question as to your status under the Code or this Policy, contact the CCO immediately.

     Any questions which arise relating to the Policy should be referred to the CCO or LCO. If necessary, any final determination of the administration of this policy will be made by NYLIM's Chairman or President in consultation with the CCO.

II.  Pre-Clearance

     A.   Pre-Clearance Generally

----------

/5/ Capitalized terms are defined in Section III of the Code and have the same meaning as set forth therein.

     To help prevent Front Running, Scalping, Fraud and other trading abuses and actual or potential conflicts or interest, no Employee of NYLIM (or account in which an Employee has any direct or indirect Beneficial Ownership interest) may purchase or sell, directly or indirectly, Covered Securities without prior approval of the CCO or LCO (except pursuant to the exceptions in Section II.B. below). Accordingly, each Employee shall file with the CCO or LCO (in writing, preferably via electronic mail), a request in substantially the form of Exhibit E hereto a ("Request Form") before completing any transaction in Covered Securities in which the Employee has a Beneficial Ownership interest. The final determination shall be noted by the CCO or LCO on the Request Form and dated and communicated to the Employee who submitted the request. The authorization provided by the CCO or LCO is effective, unless revoked, only for the calendar day that the request was submitted and ultimately approved. If the Covered Securities transaction is not executed on that same day, a new authorization must be obtained.

     B.   Exceptions to Pre-Clearance Requirements

          1.   Pre-clearance is not required with respect to any transaction:

               (a) effected in any account which is managed on a discretionary basis by a person other than such Employee and with respect to which such Employee does not, in fact, influence or control such transactions and documentation describing that relationship has been submitted to and approved by the CCO;

               (b) by NYLIM Independent Directors who do not have access to information about NYLIM's purchases and sales of securities;

               (c) by employees of the New York Life Insurance Company who are directors of NYLIM, who do not have access to information about NYLIM's purchases and sales of securities;

               (d) automatic purchases under dividend reinvestment or employee stock option plans and sales pursuant to regulated tender offers; or

               (e) in securities that are not Covered Securities, that is:

                    (i) bankers' acceptances, bank certificates of deposit,
               commercial paper and high quality short-term investments, including repurchase agreements;

                    (ii) shares issued by registered open-end mutual funds; and

                    (iii) direct obligations of the government of the United
               States.

               (f) securities representing shares of a broad-based market index or stock baskets ("Exempt Securities").

          2. The exceptions in II.B.1. do not apply to transactions that are covered by Sections III.C. (initial public offerings) and III.D. (private placements), below.

III. Other Restrictions

     A.   Trading / Black-Out Periods.

     No Employee may acquire or dispose of beneficial ownership in Covered Securities (other than Exempt Securities) that NYLIM is purchasing or selling for any Client or proposes to purchase or sell for any Client where such transaction would in any way conflict with or be detrimental to (or appear to conflict with or be detrimental to) the interest of the Client; provided that, if the Employee is not an Access Person, such restriction shall apply only if the Employee knows or should know of such conflict or detriment.

     The following rules are designed to implement the preceding paragraph and to minimize the possibility of conflicts of interest and the appearance of conflicts of interest:

     1. No Access Person may acquire or dispose of beneficial ownership in a Covered Security (other than an Exempt Security) (i) on a day when there is a Pending Buy or Sell Order for a Client of NYLIM until such order is executed or withdrawn, or (ii) if any purchase or sale of such securities has been made for a NYLIM Client account in the prior seven calendar days or can reasonably be anticipated for a NYLIM Client account in the next seven calendar days.

Pursuant to established information barriers, this restriction will apply to Employees with Valuation Metrics, only with respect to its own Client portfolio activity. This restriction will apply to Securities Investment Group and Quantitative Strategies only with respect to Client portfolio activity of both of those departments. This restriction will apply to all other Access Persons with respect to all Clients portfolio activity. Preclearance will be limited accordingly.

The CCO or LCO may make an exception to the black-out period set forth in paragraph 1 (ii) above in the event that the contemplated transaction involves
(i) 500 shares or less in the aggregate and the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion; or (ii) the smaller of 500 shares or less in the aggregate or less than .001% of the issuer's market capitalization, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) less than $5 billion; or (iii) investment grade debt instruments of less than $100,000 par value.

Notwithstanding anything expressly stated in the Policy, no Covered Securities may be purchased or sold by any Employee if such purchase or sale is effected with a view to making a profit from a change in the price of such security resulting from anticipated transactions by or for a NYLIM Client.

If service as a director of an outside Business Organized for Profit is authorized, securities of such outside entity may be added to the company Restricted List as provided in Section IV.C. of the Code.

     B.   Use of Brokerage for Personal or Family Benefit

     No securities trades in which the Employee has a direct or indirect Beneficial Ownership interest may be effected through NYLIM's traders. Employees must effect such trades through their personal broker-dealers. In addition, no Employee may, for direct or indirect personal or a family member's benefit, execute a trade with a broker-dealer by using the influence (implied or stated) of NYLIM or any Employee's influence (implied or stated) with NYLIM.

     C.   Initial Public Offerings

     No Access Person (or Employees who are Registered Representatives) may directly or indirectly acquire Beneficial Ownership in any securities in an Initial Public Offering of securities except with the express written prior approval of the CCO..4

     D.   Private Placements

     No Access Person may directly or indirectly acquire Beneficial Ownership in an offering of securities in a Private Placement except with the express written prior approval of the CCO. All Access Persons who have obtained prior approval and made an investment in a Private Placement must disclose that investment if that Access Person plays a part in any subsequent consideration of an investment in the issuer by Client accounts. Under such circumstances, NYLIM's decision to purchase securities of the Private Placement issuer will be subject to an independent review by investment personnel with no investment in the issuer.

     E.   Restricted List

     No Employee may acquire or dispose of any direct or indirect Beneficial Ownership in securities of an issuer listed on the Company's Restricted List. A designated individual from the NYLIM Compliance Department will compare preclearance requests and transaction reports against the issuers listed on the Restricted List to ensure compliance with this limitation. Although transactions in securities of an issuer listed on the Restricted List are generally prohibited, case-by-case exceptions may be granted by the CCO.

     F.   Maximum Trades and Trade Requests per Quarter

     While there is no maximum limitation on the number of trades that an Employee may execute per quarter or trade requests that an Employee may submit per quarter, the Code grants the CCO or LCO the power to impose such a limitation on any Employee if believed to be in the best interest of the Company or its Clients.

     G.   Sixty Day Holding Period

     No Access Person may profit from the purchase and sale or sale and purchase of the same (or equivalent) security within sixty calendar days. Violations will result in disgorgement of the profit to the Client or to a charity of the Company's choice. Exceptions may be made by the CCO or LCO to accommodate special circumstances.

     H.   Investment Clubs

     Access Persons and members of their immediate family may not participate in Investment Clubs except that an Access Person or family member may remain as a member of such a Club if that person was a member of the Club prior to the adoption of this Policy and for at least six months before his or her Employment Date. Access Persons or their immediate family members who fall within the two exceptions above may participate in such a Club if (i) the Access Person promptly discloses the membership to the CCO and (ii) directs that all confirmations and account statements relating to investments recommended or made by the Investment Club be promptly submitted to the CCO or LCO, at the addresses provided in Exhibit H hereto. Investment Club transactions will be monitored by the CCO or LCO, and may be subject to the pre-clearance requirements of Section II hereof, if necessary to prevent abuses of the Code or this Policy.

     Employees who are not Access Persons and their family members may participate in an Investment Club provided (i) the employee promptly discloses the membership to the CCO and.5 (ii) directs that all confirmations and account statements relating to investments recommended or made by the Investment Club be promptly submitted to the CCO or LCO, at the addresses provided in Exhibit H hereto.

     I.   Exceptions

     The restrictions is Sections III.A.1, III.E., III.G. and III.H. above shall not apply with respect to transactions:

     1. effected in any account which is managed on a discretionary basis by a person other than the Employee and with respect to which such Employee does not, in fact, influence or control such transactions and documentation describing the relationship has been submitted to and approved by the CCO;

     2. by NYLIM Independent Directors who do not have access to information about NYLIM's purchases and sales of securities; or

     3. by employees of the New York Life Insurance Company who are directors of NYLIM, who do not have access to information about NYLIM's purchases and sales of securities.

IV.  Record Keeping and Reporting Requirements

     A.   Personal Record Keeping

     Each Employee of NYLIM is to maintain records adequate to establish that the individual's personal investment decisions did not involve a conflict with the requirements of the Policy. Generally, such records would include copies of the Employee's pre-clearance authorizations, brokerage confirms and brokerage statements, if any. If there is any question as to whether a proposed transaction might involve a possible violation of the Policy, the transaction should be discussed in advance with the CCO or LCO.

     B.   Reporting Requirements

          1.   Statutory

     NYLIM is required under the Investment Advisers Act of 1940, as amended, and the Investment Company Act to keep records of certain transactions in Covered Securities in which its Employees have direct or indirect Beneficial Ownership. Employees should carefully read the definition of Beneficial Ownership in the Code as it is very broad and includes ownership by certain family members. The following reporting requirements have been adopted to enable NYLIM to satisfy these requirements:

     (a) At the time of becoming an Employee, but in no case later than ten (10) days from the Employment Date (thirty (30) days for Employees who are not Access Persons), every new Employee (other than an Independent Director of NYLIM) shall submit to the CCO or LCO, a report in substantially the form of Exhibit F ("Employee Initial/Annual Securities Holdings Report and Certification"), disclosing every Covered Security in which that Employee has a direct or indirect Beneficial Ownership interest as of the Employment Date. Employees.6 must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities) as to which the Employee has any Beneficial Ownership interest are held.

     (b) At the end of each calendar year, but in no case later than January 30 th of the following year, every Employee (other than an Independent Director of NYLIM) shall submit to the CCO or LCO, a report in substantially the form of Exhibit F ("Employee Initial/Annual Securities Holdings Report and Certification"), disclosing every Covered Security in which that Employee has a direct or indirect Beneficial Ownership interest as of year-end. Employees must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities) as to which the Employee has any Beneficial Ownership interest are held.

     (c) Every Access Person shall file with the CCO or LCO a report in substantially the form of Exhibit G ("Quarterly Report") within 10 days following the end of each calendar quarter. The Quarterly Report must reflect all transactions in any Covered Security in which an Access Person has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership interest, or, alternatively, must state that there were no such transactions in the applicable calendar quarter. Access Persons must also disclose broker, dealer or bank accounts

(where the bank account is used as a brokerage account) opened or closed since the previous quarter. An Access Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the CCO or LCO with respect to the Access Person within the 10 day period, provided that all information required by Exhibit G is in the confirmation or account statements.

     (d) These reporting requirements do not apply to transactions effected for, and Covered Securities held in, any account over which the Employee or Access Person has no direct or indirect influence or control. Such accounts would normally include defined benefit pension plans and other benefit plans that do not permit participant direction; provided that the Employee or Access Person does not, in fact, have any direct or indirect influence or control over the account. Filing of duplicate trade confirmations and account statements as described in Section IV.B.3 hereof may, however, be required by the CCO for any account as to which an Employee has any Beneficial Ownership interest if necessary to prevent abuses of the Code or this Policy.

     2.   Additional Quarterly Reporting

     Each Access Person shall file with the CCO or LCO, as part of the Quarterly Report, the names and affiliations of immediate family members sharing the Employee's household who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of NYLIM personnel in the discharge of their duties.

     3.   Additional Initial and Annual Certifications

     Each new Employee shall file with the CCO or LCO in substantially the form of Exhibit D, an initial certification indicating that the Employee has received, read, understood and will comply with the Code and the NYLIC Insider Trading Policy. Each Employee shall file annually with the CCO or LCO in substantially the form of Exhibit D, a certification indicating that the Employee has received, read, understood and complied with the Code and the NYLIC Insider Trading Policy for the calendar year.

     4.   Duplicate Confirmations

     Each Employee shall arrange for prompt filing by the broker, dealer and bank (where the bank account is used as a brokerage account) with the CCO or LCO of duplicate confirmations of all trades of Covered Securities and quarterly account statements. The duplicates shall be mailed to NYLIM at the applicable address listed in Exhibit H hereto.

     5.   New Accounts.

     Each Employee shall promptly notify the CCO or LCO of any new account opened with a broker, dealer or bank (where the bank account is used as a brokerage account). Such notification shall be mailed to NYLIM at the applicable address listed in Exhibit H hereto.

V.   Sanctions and Review

     A.   Sanctions

     Upon discovering a violation of the Policy, NYLIM may impose sanctions as it deems appropriate, including, among other sanctions, reversal of any trade, reallocation of trades to Client accounts, fines, disgorgement, or suspension or termination of the employment of the violator. With respect to Clients, profits realized from transactions prohibited by the Policy must be disgorged to the Client if material and necessary to make the Client whole.

     B.   Review by CCO

     The CCO will undertake an annual review with respect to the Code to verify that the Code is being followed. The results of this review will be set forth in an annual report by the CCO to the Company's Board, notwithstanding any information deemed material in nature, which the CCO will report at the next scheduled Board meeting. The report shall specify any related concerns and recommendations and be accompanied by the appropriate exhibits. The CCO will provide to the Board of each mutual fund Client at its next regularly scheduled Board meeting, unless more immediate action is appropriate..E-1

                                    EXHIBIT E

                NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC
            REQUEST FOR PRE-CLEARANCE OF PERSONAL SECURITIES TRADING

EMPLOYEE NAME:
              --------------------------------------

Broker
       --------------------------------------

Brokerage Account Number
                        --------------------------------------

Received By (name/title)
                        --------------------------------------

Date Received
              --------------------------------------

..    Trades must be made on the same day that approval is received.

----------------------------------------------------------------------------------------------------------------
                   # OF SHRS,                                                  DIRECT
                   PRINCIPAL               SYMBOL      SEC.                   OWNERSHIP
        NAME OF    AMOUNT,        APPROX   OR CUSIP    MKT.    PURCHASE       (D) FAMILY (F)     APPROVED/
DATE    SECURITY   ETC.           PRICE    #           CAP.    (P) SALE (S)   CONTROL (C)        DENIED
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

The person indicated above has stated and represents that:

(a) he/she has no inside information (including information relating to planned securities transactions by NYLIM) relating to the above referenced issuer(s);

(b) there is no conflict of interest in these transactions with respect to Client portfolios (IF A CONFLICT OF INTEREST EXISTS, PLEASE CONTACT THE COMPLIANCE DEPARTMENT IMMEDIATELY); and

(c) these securities are not initial public offerings or private placements..F-2

                                    EXHIBIT F

      EMPLOYEE INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

Statement to New York Life Investment Management LLC by (Please print your full name)*

Date of Becoming an Employee: **                               (Initial Report)
                                 -----------------------------
December 31, 200    (Annual Report)
                ---

As of the date appearing above, the following are each and every Covered Security and securities account in which I have a direct or indirect "Beneficial Ownership" interest (Covered Securities do not include bank certificates of deposit, open-end mutual fund shares and U.S. Government obligations). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person's "immediate family" sharing the same household, including any account in which the Employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. For a more complete definition of these terms, please consult the NYLIM Holdings LLC Code of Ethics

This report need not disclose Covered Securities held in any account over which the Employee has no direct or indirect influence or control.

----------------------------------------------------------------------------------------------------
                                                                          Nature of Interest (Direct
                   Broker, Dealer or Bank   No. of Shares and Principal    Ownership, Family Member,
Name of Security     where Security Held              Amount                     Control, Etc.)
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

Name of any broker, dealer or bank with which I maintain an account in which any securities (including securities that are not Covered Securities) are held for my direct or indirect benefit ("Securities Account") as of the date appearing above:

----------
Note: In lieu of an Employee listing on this form each security held as of year-end, he/she may attach as an exhibit to this document, an annual statement(s) for every bank or brokerage account as to which the Employee has a Beneficial Ownership interest in securities. Notwithstanding this accommodation, it is the Employee's sole responsibility to ensure that the information reflected in that statement(s) is accurate and completely discloses all relevant securities holdings.

* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

**   Please see the definition of Employee in the NYLIM Holdings LLC Code..F-3

--------------------------------------------------------------------------------
 Name of Broker, Dealer or Bank with
        which Account Is Held          Date Account Established   Account Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I certify that the securities listed above are the only Covered Securities in which I have a direct or indirect Beneficial Ownership interest.

I further certify that the accounts listed above are the only Securities Accounts in which I have a direct or indirect Beneficial Ownership interest.

I also consent to the release of certain personal information (name, home address, social security number and spouse's first initial) by New York life Investment Management LLC to Compliance Data Center, Inc. (CDC) who will provide the NYLIM Compliance Department with a report of all known brokerage accounts held by me or my spouse, if applicable. This personal information will be held by CDC for a period of seven years after which time it will be purged. During this time, CDC agrees that all personal information shall be held in strict confidence and shall not be revealed to any person, corporation or entity (third parties) without prior written consent of NYLIM and the employee. Notwithstanding the foregoing, I understand however that CDC is authorized to disclose to its other customers, should they inquire, that I am currently (or have been) employed in some capacity in the securities related/financial services industry without identifying NYLIM (or its affiliates) as the employer. Such disclosure would generally take place if I opened a securities account with a CDC client. These steps are being taken by NYLIM in its commitment to ensure compliance with federal securities laws.

Employee Signature:
                    --------------------------
Date of Submission:
                   --------------------------------

Received By (Name/Title):                             Reviewed By (Name/Title):
                         ---------------------------                            --------------------------

Signature:                                            Signature:
          ------------------------------------------            ------------------------------------------

Date Received:                                        Date Reviewed:
              --------------------------------------                 --------------------------------------

Comments:.G-1

                                    EXHIBIT G

                   QUARTERLY REPORT OF SECURITIES TRANSACTIONS

Statement to New York Life Investment Management LLC by
                                                       -------------------------
(Please print your full name)*

For the Calendar quarter ended
                               -------------------------

As of the date appearing above, the following are each and every transaction in a Covered Security in which I have a direct or indirect "Beneficial Ownership" interest (Covered Securities do not include bank certificates of deposit, open-end mutual fund shares and U.S. Government obligations). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person's "immediate family" sharing the same house-hold, including any account in which the Employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. For a more complete definition of these terms, please consult the NYLIM Code of Ethics.

This report need not disclose transactions in Covered Securities in any account over which the Employee ** has no direct influence or control.

--------------------------------------------------------------------------------------------------------------------------------
                                                                 Nature of                                        Firm Through
              Amount (No. of       Interest Rate/               Transaction               Nature of Interest          Which
 Name of   Shares or Principal   Maturity Date (if   Trade   (Purchase, Sale,             (Direct Ownership,     Transaction Was
Security          Amount)           applicable)       Date         Etc.)        Price   Spouse, Control, Etc.)       Effected
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

**   Please see the definition of Employee in the NYLIM Code..G-2

If no transactions in Covered Securities occurred, please insert "NONE"
here:
     -------------

Since the prior Quarterly Report, I have opened or closed the following accounts in which any securities (including securities that are not Covered Securities) are held for my direct or indirect benefit:

------------------------------------------------------------------
Firm     Account Name and Number     Date Opened     Opened/Closed
------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

In connection with any purchases or sales of securities for Clients during the quarter, I disclosed to New York Life Investment Management LLC any material interests in my Covered Securities which might reasonably have been expected to involve a conflict with the interests of Clients. Also, I have disclosed all my Covered Securities holdings to New York Life Investment Management LLC.

The names and affiliations of family members (see above) who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of NYLIM personnel in the discharge of their duties are as follows:

              Names                                Affiliations

Date of Submission:
                   ---------------------------------------
Employee Signature:                                          .H-1
                    -----------------------------------------

                                    EXHIBIT H

    Address(es) to which employee's duplicate broker confirmations/statements should be sent based on geographic location.

NYLIM - Parsippany, NYL Benefit Services and NYLIM Field Offices:

New York Life Investment Management LLC
169 Lackawanna Avenue
PO Box 424
Parsippany, New Jersey, 07054-0424
Attn: NYLIM Compliance Department

NYLIM - New York Home Office, 51 Madison Ave. and Real Estate Field Offices

Scott Russell - NYLIM Compliance Department
Madison Square Station
P.O. Box 729
New York, New York 10010

NYLIM - 470 Park Avenue, NY, NY (Valuation Metrics)

Sigrid Hess
New York Life Investment Management
470 Park Avenue
New York, New York 10016

                                                                  Exhibit (p)(7)

                     HARRIS BRETALL SULLIVAN & SMITH L.L.C.

                                 CODE OF ETHICS

Updated March 31, 2002

A.   INTRODUCTION

Harris Bretall Sullivan & Smith LLC (the "Company" ) is an investment advisor registered with, and regulated by, the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Company acts as investment advisor or sub-advisor to certain series of the investment companies registered under the Investment Company Act of 1940 (the "1940 Act") and identified on Exhibit A (the "Funds"). The Company also acts as investment advisor to clients not subject to registration under the 1940 Act including, but not limited to, individuals and institutions (together with the Funds, these clients are collectively referred to herein as the Company's "Clients").

The Company has adopted this Code of Ethics (the "Code") in furtherance of the requirements of the 1940 Act, the Advisers Act and the rules thereunder/6/ to address potential conflicts of interest that might arise with regard to personal trading. The Company also has adopted the insider trading policies set forth herein, and to which each Covered Person (as defined below) of the Company is subject, to deal with confidentiality and insider trading.

B.   SCOPE OF THIS CODE

This Code applies to all Covered Persons (which, as defined below, includes all officers, employees and members of the Company) and their Personal Accounts (as defined below under "Definitions").

C.   DEFINITIONS

Beneficial Ownership. "Beneficial ownership" of a security means having or sharing, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (i) voting power which includes the power to vote, or to direct the voting of,

----------
/6/ With regard to the Funds, the Company has adopted this Code pursuant to
Section 17(j) of the 1940 Act and Rule 17j-1 thereunder. This Code will be submitted to the Board of Directors of each Fund for approval with appropriate certifications. With regard to all of its Clients, the Company has adopted this Code in furtherance of the requirements set forth in Rule 204-2(a)(12) of the Advisers Act.

such security; and /or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. A person may have a beneficial ownership in (i) securities the person has the right to acquire (through exercise of an option, conversion right or warrant), (ii) securities held by a trust of which the person is a fiduciary or a beneficiary, (iii) securities directly or indirectly held by, or for the account of, a spouse, minor children and relatives who share the same residence, and (iv) securities held by, or for the account of, another person if a contractual or other arrangement gives ownership-like benefits to the person subject to this Code.

Covered Persons. "Covered persons" include all Company members, officers, employees, including but not limited to "access persons" as defined under the 1940 Act.

Covered Security. A "covered security" has the same meaning as set forth in
Section 2(a)(36) of the Investment Company Act, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements) and shares of open-end mutual funds. Covered securities include stocks, options, bonds, municipal bonds, warrants, rights, and convertible securities, among others.

Covered Advisory Persons. "Covered Advisory Persons" means all officers and employees involved with investment transactions and recommendations for clients of the Company, including the Funds and commingled funds managed by the Company. This group encompasses portfolio managers, traders of Fund portfolios, and members of investment Strategy Committee. The Compliance Officer will maintain the current list of Covered Advisory Persons.

Personal Account. The "personal account" of a Covered Person shall include each and every account (other than an account for the benefit of any of the Company's clients) in which such Covered Person has a direct or indirect Beneficial Ownership interest (as defined above), including, but not limited to, accounts of a spouse, minor children and relatives resident in the covered person's home, as well as accounts of another person; if by reason of any contract, understanding, relationship, agreement or other arrangement the covered person obtains therefrom benefits substantially equivalent to those of ownership.

D. CONFLICTS OF INTEREST AND PROHIBITION AGAINST INSIDER TRADING AND THE DISCLOSURE OF CONFIDENTIAL INFORMATION

Insider Trading. It is unlawful to engage in "insider trading." This means, in general, that no "insider" may (i) purchase or sell a security on the basis of material, nonpublic information or (ii) communicate material, nonpublic information to another where the communication leads to, or is intended to lead to, a purchase or sale of securities. Although the insider trading prohibitions extend to the activities of each Covered Person, it is not anticipated that such persons will routinely receive "inside information". However, to educate the Company's Covered Persons, more information describing

"insider trading" and the penalties for such trading is set forth below. Compliance procedures regarding the use of inside information, if any, obtained by any of the Company's Covered Persons are also described.

Other Confidential Information. Certain information obtained by the Company that does not constitute "inside" information still constitutes confidential information that must be protected by the Company and its employees. Compliance procedures regarding the use and treatment of all confidential information are set forth below.

Conflicts Of Interest. Given the Company's fiduciary duty to its clients, each Covered Person must avoid actual and apparent conflicts of interest with the Company's clients. Such conflicts of interest could arise if securities are bought or sold for Personal Accounts in a manner that would significantly compete with the purchase or sale of securities for clients or if securities are bought or sold for client accounts in a manner that is advantageous to such Personal Accounts. More information describing such conflicts of interest and the compliance procedures for avoiding such conflicts of interest are set forth below.

Insider Trading. The term "insider trading" is generally used to refer to (i) a person's use of material, nonpublic information in connection with transactions in securities and (ii) certain communications of material, nonpublic information.

The laws concerning insider trading generally prohibit:

..    The purchase or sale of securities by an insider, on the basis of material, nonpublic information;

..    The purchase or sale of securities by a non-insider, on the basis of material, nonpublic information where the information was disclosed to the non-insider in violation of an insider's duty to keep the information confidential or was misappropriated; or

..    The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.

Who Is An Insider? The concept of "insider" is broad. It includes the officers, directors, employees and majority shareholders of a company. In addition, a person can be considered a "temporary insider" of a company if he or she enters into a confidential relationship in the conduct of the company's affairs and, as a result, is given access to company information that is intended to be used solely for company purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, investment bankers, commercial bankers and the employees of such organizations. In order for a person to be considered a temporary insider of a particular company, the company must expect that the person receiving the information keep the information confidential and the relationship between the company and the person must at least imply such a duty. Analysts are usually not considered insiders of the companies that they follow, although if an analyst is given confidential information by a company's representative in a manner in which the analyst knows or should know to be a breach of that representative's duties to the company, the analyst may become a temporary insider.

What is Material Information? Trading on inside information is not a basis for liability unless the information is "material." "Material" information is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and extraordinary management developments. Material information does not have to relate to a company's business, it can be significant market information. For example, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates on which reports on various companies would appear in The Wall Street Journal and whether or not those reports would be favorable.

What is Nonpublic Information? Information is nonpublic unless it has been effectively communicated to the market place. For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or another publication of general circulation is considered public. Market rumors are not considered public information.

Penalties For Insider Trading. Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers. A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation.

Penalties include:

..    civil injunctions;

..    disgorgement of profits;

..    jail sentences;

..    fines for the person who committed the violation of up to three times the profit gained or loss avoided (per violation, or illegal trade), whether or not the person actually benefited from the violation; and

..    fines for the employer or other controlling person of the person who committed the violation of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided (per violation, or illegal trade).

In addition, any violation of the procedures set forth in this Code of Ethics can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

Procedures Regarding The Receipt Of Material Nonpublic Information.

As indicated above, because the Company does not have an investment banking division or affiliate, it does not anticipate its Covered Persons routinely being in receipt of material, nonpublic information. However, such persons may from time to time receive such information. If any Covered Person receives any information which may constitute such material, nonpublic information, such person (i) should not buy or sell any securities (including options or other securities convertible into or exchangeable for such securities) for a personal account or a client account,
(ii) should not communicate such information to any other person (other than the Compliance Officer) and (iii) should discuss promptly such information with the Compliance Officer. Under no circumstances should such information be shared with any persons not employed by the Company, including family members and friends.

Other Confidential Information.

In addition to material, nonpublic information, the Company or its Covered Persons may receive other confidential information from its clients, issuers of securities or other third parties. Such confidential information may include, among other things, (i) proprietary information that is not "material" or (ii) information that could be embarrassing for the client, issuer or third party if disclosed. Even information that appears commonplace, such as the name of a client, issuer or third party may, either alone or when coupled with other available information, constitute proprietary, sensitive or confidential information. Therefore, all information that a Covered Person obtains through the Company should be considered confidential unless that information is specifically available to the public.

Procedures Regarding Use And Treatment Of Confidential Information.

No Personal Use. All confidential information, whatever the source, may be used only in the discharge of the Covered Person's duties with the Company. Confidential information may not be used for any personal purpose, including the purchase or sale of securities.

Treatment of Confidential Information. The Company encourages each of its Covered Persons to be aware of, and sensitive to, such employee's treatment of confidential information. Each Covered Person is encouraged not to discuss such information unless necessary as part of his or her duties and responsibilities with the Company, not to store confidential information in plain view where anyone entering the room may see it, and to remove confidential information from conference rooms, reception areas or other areas where third parties may inadvertently see it. Particular care should be exercised if confidential information must be discussed in public places, such as elevators, taxicabs, trains or airplanes, where such information may be overheard. Under no circumstances may confidential information be shared with any person, including any spouse or other family member, who is not an employee of the Company.

Conflicts Of Interest Involving Trading For Personal Accounts.

As noted above, because the Company is a fiduciary to the Company's clients, the Company and its Covered Persons must avoid actual and apparent conflicts of interest with the Company's clients. In any situation where the potential for conflict exists, transactions for clients must take precedence over personal transactions. If there is any doubt, resolve the matter in the client's favor.

E.   PROHIBITION ON CERTAIN TRADES AFFECTING ALL COVERED PERSONS

Restricted List. In furtherance of the Company's policies regarding insider trading and in an effort to minimize conflicts of interest with the Company's clients, the Company has established and maintains a restricted list of securities (the "Restricted List"). As discussed below, Covered Persons may not engage in transactions involving securities appearing on the Restricted List while such securities appear on the Restricted List. The Restricted List is updated periodically by the Chief Investment Officer and circulated or made available to Covered Persons. The Restricted List is confidential. Each Covered Person is required to keep the information contained in the Restricted List in the strictest confidence and may not disclose the securities on the Restricted List to anyone outside the Company without the permission of the Compliance Officer.

As a general matter, securities may be placed on the Restricted List in various circumstances, including but not limited to:

..    When a buy or sell recommendation with respect to a security is being actively considered by an analyst or a portfolio manager.

..    When a buy or sell recommendation with respect to a security has been approved for action by the Strategy Committee or its designee.

..    When a buy or sell program with respect to a security is initiated and such buy or sell program is not expected to be completed within 24 hours.

..    Where there may be an appearance that the Company has obtained material, nonpublic information regarding such issuer; in these cases, Covered Persons should immediately contact the Chief Investment Officer.

Prohibited Trades. Covered Persons are prohibited from placing limit or market order trades for their Personal Accounts involving a security appearing on the Restricted List unless and until the next business day after the security is removed from the Restricted List. To be clear: if a security is on the Restricted List on Monday, but is removed on Tuesday, Covered Persons may trade in the security on Wednesday, but not before. This prohibition extends to, but is not limited to, the (i) purchase or sale of any security appearing on the Restricted List, (ii) purchase or sale of any option or other instrument convertible into any security appearing on the Restricted List, or (iii) the purchase or sale of any security or instrument convertible into any security of an issuer appearing on such Restricted List.

The following transactions involving securities appearing on the Restricted List are exempt from this prohibition.

..    Purchases effected through a systematic investment plan involving automatic investment of a dollar amount on predetermined dates. (Please note: Except for dividend reinvestment plans, these purchases must be disclosed on the quarterly personal transaction reports discussed below.)

..    Transactions executed on a fully-discretionary basis by a registered investment advisor on behalf of a Personal Account of a Covered Person, provided that the Covered Person has provided the Compliance Officer with a letter from such investment advisor stating that the investment advisor has full discretionary authority over the Personal Account (said letter to be maintained on file by the Compliance Officer).

Discouraged Trades. Even if a transaction is not prohibited pursuant to the Restricted List procedure discussed in paragraph 1 above, the Company discourages Covered Persons from engaging in any personal securities transactions in which the Covered Person acts as a speculator, rather than an investor, with respect to the transaction.

F.   REPORTS OF PERSONAL TRANSACTIONS

Submission of Reports. In order for the Company to monitor compliance with its insider trading and conflict of interest policies and procedures, every Covered Person (including, but not limited to, "access" persons) shall submit the reports set forth below during the periods described below.

Quarterly Reports. Each Covered Person shall submit a "Quarterly Personal Transaction Report" in the form attached to this Appendix 1 for each of his or her Personal Accounts. The Covered Person is required to submit the report to the Compliance Officer within ten calendar days following the end of each calendar quarter, regardless of whether any trading activity took place in that Personal Account during the quarter. All transactions involving Covered Securities must be reported.

The following information must be reported in the Quarterly Personal Transaction
Report:

..    Name of the employee

..    Custodian account, firm and number

..    Account holder name

..    Relationship of account holder to employee

..    Nature of the transaction (i.e. purchase, sale)

..    Name of the Covered Security, number of shares or units, execution price and date of the transaction

..    Signature of employee and date signed

Annual Holdings Reports. At the beginning of each year, by the date specified by the Compliance Officer, all Covered Persons will submit a report with the following information (which information must be current as of the a date no more than 30 days before the report is submitted):

..    The title, number of shares and principal amount of each Covered Security in
     which the Covered Person had a direct or indirect Beneficial Ownership Interest.

..    The name of any broker, dealer or bank with whom the Covered Person maintains a Personal Account in which any Covered Securities are held for the direct or indirect benefit of the Covered Person.

Initial Reports. Covered Persons who are new to the Company are required to provide at commencement of their employment with the Company a holdings report ("Initial Holdings Report") of all holdings in all Personal Accounts of the Covered Person. These holdings reports should be in the form of brokerage or bank custody account statement (s). When an employee establishes a new Personal Account, a statement of the Personal Account should be provided to the Compliance Officer upon the funding of the Personal Account and issuance of a statement reflecting such funding.

Exceptions from the Reporting Requirements. A Covered Person need not make a report with respect to transactions effected for, and securities held in, any account over which the Covered Person has no direct or indirect influence of control.

A Covered Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company with respect to the Covered Person's Personal Accounts for the relevant quarter within the time period required, if all of the information required by the report is contained in the broker trade confirmations or account statements.

A Covered Person need not make a quarterly report if the Compliance Officer has specifically identified the Covered Person as an exempt non-reporting Covered Person who does not have regular access to the type of information that requires monitoring of personal securities transactions. The Compliance Officer shall maintain a list of all exempt non-reporting Covered Persons.

G.   DUTIES OF THE COMPLIANCE OFFICER

The Compliance Officer shall be responsible for:

..    Notifying all Covered Persons that they are subject to this Code.

..    Maintaining lists of all Covered Persons who are considered exempt non-reporting employees, all Covered Persons, all Covered Advisory Persons and all Investment Personnel who are subject to the various provisions of this Code.

..    Circulating or making available forms for the various reports required by this Code.

..    The collection and review of the various reports, and for establishing review procedures to ascertain any deficiencies, irregularities and violations of the requirements of this Code. The Compliance Officer shall promptly review each Quarterly Personal Transaction Report and compare the transactions reported against the Restricted Lists that were circulated during the quarter to determine whether any violations of the Company's policies or applicable securities laws took place. If any Covered Person's Quarterly Personal Transaction Report fails to contain all required information, the Compliance Officer shall promptly contact such Covered Person to obtain the missing information. The Company shall retain all Quarterly Personal Transaction Reports (and any other reports required by these guidelines) as part of the books and records required by the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder.

..    Designating one or more assistants to handle various of the Compliance
     Officer's duties when the Compliance Officer is unavailable.

..    Submitting such reports as necessary to the Funds' boards of directors or trustees as required by applicable law, including but not limited to making required certifications.

..    Taking appropriate steps to ensure that all Covered Persons are periodically educated regarding their duties under this Code and annually submit an acknowledgement that they have read, understood and complied with this Code.

The President of the Company will be responsible for reviewing the Personal Transaction Reports of the Compliance Officer.

H.   TRADING RESTRICTIONS INVOLVING COVERED ADVISORY PERSONS

Each Covered Advisory Person must obtain the prior written approval of the Strategy Committee before a transaction is initiated for a Personal Account involving a security over which the Covered Advisory Person has analytical responsibility. A Covered Advisory Person has analytical responsibility over a security if he or she has been assigned to cover the security for the Company. By way of example, Members of the Research Team are required to have `pre-clearance' of the Strategy Committee before entering into any trades involving securities in their assigned industries or sectors. However, transactions of small lots (under 500 shares) of listed and over-the-counter securities, including exchange traded funds (ETFs) and index funds, by Covered Advisory Persons are excluded from pre-clearance requirements.

I. PRE-CLEARANCE REQUIREMENTS FOR IPOs AND PRIVATE PLACEMENTS FOR INVESTMENT PERSONNEL

"Investment Personnel" as defined below must obtain the prior written approval of the Strategy Committee before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering (IPO) or limited offering (private placement). For purposes of this paragraph, the term "Investment Personnel" means:

..    Any member or employee of the Company (or any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by an client account or a Fund (including, but not limited to, members of the Strategy Committee, portfolio managers and analysts).

..    Any natural person who controls the Company and obtains information concerning recommendations regarding the purchase of sale of securities to client accounts or a Fund.

The effective period for all `pre-clearance' approvals will be five business days from the date granted, provided that the security for which approval was obtained is not placed on the Restricted List before the transaction is effected by the employee.

Approval will be denied in cases where it might be appropriate to offer participation in the IPO to the Company's clients.

A member of the Strategy Committee seeking approval for an IPO transaction may not participate in the deliberations of the Strategy Committee regarding the approval of such transaction.

J.   SUMMARY

Importance Of Adherence To Procedures.

All Covered Persons must strictly adhere to the Personal Trading/Confidential Information Compliance Procedures. The Compliance Officer will promptly report any violations of this Code to the Company's Management Committee. Violations of this Code may result in serious sanctions, reprimand, cancellation of the trade(s) affected and disgorgement of profits, if any, or other action deemed appropriate by the Management Committee depending on the circumstances of the violation up to and including dismissal. Disgorgement of any profit resulting from trade cancellation will involve payment of the profit amount to a charitable organization at the Company's direction.

All Covered Persons will be required to acknowledge that they have read and understood the Company guidelines regarding personal securities transactions by signing a statement to that effect upon commencement of employment and annually thereafter.

K.   QUESTIONS

Any questions regarding the Company's policies or procedures regarding insider trading, confidential information and conflicts of interest should be referred to the Compliance Officer.

L.   ACKNOWLEDGEMENT

I acknowledge that I have reviewed and understand the Harris Bretall Sullivan & Smith L.L.C. Code of Ethics:


Signature                                   Date
          -----------------------------          --------------------------

                                    EXHIBIT A

                                      FUNDS

                                    EXHIBIT B

                      QUARTERLY PERSONAL TRANSACTION REPORT

                         For the Quarter Ended XX/XX/XX

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Employee Name:
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Account Name:
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Account Number:
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Relationship:
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Brokerage Firm:
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    I did NOT engage in personal transactions for the period.
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    Security        Buy/Sell          Date          # Shares        Price
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Signature                                   Date
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